UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 2, 2020
Belden Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)
_____________________

Delaware	001-12561	36-3601505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1 North Brentwood Boulevard, 15th Floor
St. Louis, Missouri 63105
(Address of Principal Executive Offices, including Zip Code)

(314) 854-8000
(Registrant’s telephone number, including area code)
n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	BDC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 2, 2020, Belden Inc. (the “Company”) completed the previously-announced sale of its Grass Valley Live Media business to BDC Media Acquisition LLC, an affiliate of Black Dragon Capital Investment Management, LLC (the “Buyer”), pursuant to a Securities and Asset Purchase Agreement, dated February 4, 2020, as amended, by and among the Company, certain of its subsidiaries thereto and Buyer.

The Company received aggregate consideration of approximately $295 million, which consisted of $120 million in cash ($67 million net of cash delivered with the business) and $175 million in the form of a subordinated note. The purchase price is subject to customary adjustments. In addition, the Company is entitled to receive an earn-out payment of up to $178 million in the event that the Buyer is able to earn an agreed-upon return on its equity investment. The parties also agreed to customary indemnification obligations, and the Company agreed to certain indemnities related to U.K. pension obligations, which are being retained by the Company. The note bears interest at a rate of 8.5% per annum and is contemplated to be a five-year instrument, but that term is subject to extension if the Buyer’s senior indebtedness is extended beyond December 31, 2025. The note is subordinate to the Buyer’s obligations under a senior credit facility. The Company and the Buyer also entered into a Transition Services Agreement pursuant to which the Company agreed to provide certain transition services to the business for a period of up to thirty-six months after the closing.

No pro forma financial information reflecting the impact of the Transaction is presented in this report as the Company has previously reported the results of the disposed business as discontinued operations for all historical periods in its Annual Report on Form 10-K for the year ended December 31, 2019.

Item 7.01. Regulation FD Disclosure.

On July 2, 2020, the Company issued a press release announcing the closing of the transaction. A copy of the press release is attached as Exhibit 99.1 and is incorporated into this current report.

The information in this Item 7.01 and in the press release (attached as Exhibit 99.1 to this current report) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that Section or Section 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated July 2, 2020, titled "Belden Announces Completion of Grass Valley Divestiture"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.

Date: July 2, 2020	By:	/s/ Brian E. Anderson
Brian E. Anderson
Senior Vice President-Legal, General
Counsel and Corporate Secretary